EXHIBIT 99.1


FOR IMMEDIATE RELEASE

December 17, 2003

                            CONTACTS: (Media) Marybeth Thorsgaard (763) 764-6364
                            --------
                                           (Analysts) Kris Wenker (763) 764-2607


          GENERAL MILLS REPORTS RESULTS FOR FISCAL 2004 SECOND QUARTER

                          NET SALES INCREASED 4 PERCENT

                         NET DILUTED EPS ROSE 11 PERCENT

                         COMPANY UPDATES ANNUAL OUTLOOK


         MINNEAPOLIS, MINN.---General Mills, Inc. (NYSE: GIS) today reported results for the second quarter of fiscal 2004. Net sales for the 13 weeks ended Nov. 23, 2003, grew 4 percent to $3.06 billion. Earnings after tax grew 12 percent to $308 million, and net diluted earnings per share (EPS) increased 11 percent from 73 cents in last year's second quarter to 81 cents this year. Net results for both years include certain costs primarily related to the company's acquisition of Pillsbury in fiscal 2002. These costs (described in detail below) are the restructuring and other exit costs identified on the consolidated statements of earnings, and merger-related costs included in selling, general and administrative expenses. These costs amounted to $28 million pre-tax, $18 million after tax in fiscal 2004, and $24 million pre-tax, $16 million after tax in fiscal 2003. Excluding these restructuring, other exit and merger-related costs, second quarter diluted earnings per share would total 85 cents, up 10 percent from 77 cents in last year's second quarter.

                                     -more-


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         Through the first six months of fiscal 2004, General Mills net sales grew 5 percent to $5.58 billion. Earnings after tax grew 18 percent to $535 million, and diluted EPS increased 17 percent to $1.40 per share. Six-month cumulative restructuring, other exit and merger-related costs totaled $43 million pre-tax, $28 million after tax in fiscal 2004 and $79 million pre-tax, $51 million after tax in 2003. Excluding these costs, first-half diluted earnings per share would total $1.47, up 10 percent from $1.34 in last year's first half.

         Chairman and Chief Executive Officer Steve Sanger said, "Our earnings are growing at a double-digit pace through the first half, fueled by 2 percent growth in worldwide unit volume, operating margin improvement, and increasing profits from joint ventures."

Restructuring, Other Exit and Merger-related Costs
--------------------------------------------------
General Mills recorded certain costs in 2004 and 2003 primarily related to the Pillsbury acquisition. We have separately identified these costs because they represent expenses associated with an infrequently occurring event, and we believe identifying them improves the comparability of year-to-year results of operations. These costs include the restructuring and other exit costs segregated on the consolidated statements of earnings, and merger-related costs (such as consulting, system conversions, relocation, training and communications) that are included in selling, general and administrative expense. Given the magnitude of the Pillsbury acquisition, we have consistently attempted to provide investors with information to help distinguish the costs of the acquisition and integration from costs for our ongoing operations. A reconciliation of earnings and EPS with and without these costs appears in the table below. Earnings and EPS excluding restructuring, other exit and merger-related costs are measures of performance that are not defined by generally accepted accounting principles (GAAP) and should be viewed in addition to, and not in lieu of, our net earnings and diluted EPS as reported on a GAAP basis. Please refer to our consolidated financial statements and

                                     -more-
accompanying footnotes for additional information regarding our classification of these items and for presentation of results in accordance with GAAP.

                  SECOND QUARTER / FIRST HALF EARNINGS SUMMARY
                      (in millions, except per share data)

                                            Second Quarter      First Half
                                             F04      F03      F04      F03
                                            -----    -----    -----    -----
EARNINGS AFTER TAX (EAT)
      Before Identified Items               $ 326    $ 292    $ 563    $ 503
      Restructuring and other exit costs       (6)     (11)      (6)     (37)
      Merger-related costs*                   (12)      (5)     (22)     (14)
                                            -----    -----    -----    -----
              NET EARNINGS                  $ 308    $ 276    $ 535    $ 452
                                            -----    -----    -----    -----

AVG. DILUTED SHARES OUTSTANDING               383      377      383      376

DILUTED EARNINGS PER SHARE
      Before Identified Items               $ .85    $ .77    $1.47    $1.34
      Restructuring and other exit costs     (.02)    (.03)    (.02)    (.10)
      Merger-related costs*                  (.03)    (.01)    (.06)    (.04)
                                            -----    -----    -----    -----
              DILUTED EPS                   $ .81    $ .73    $1.40    $1.20

*  Included in SG&A
Note:  Numbers may not add due to rounding

Segment Results: U.S. Retail
----------------------------
Net sales for General Mills' domestic retail operations grew 3 percent to $2.20 billion for the quarter, and operating profits increased 9 percent to $541 million. Unit volume was up 1 percent overall, as volume declines of 3 percent for Big G cereals and 2 percent for Pillsbury USA were offset by performance across the company's other retail businesses. Meals Division volume was up 4 percent in the second quarter, as Progresso soup posted double-digit growth fueled by the successful introduction of 8 new Rich and Hearty varieties. Betty Crocker dinner mixes and Old El Paso Mexican dinner kits also posted good growth. Yoplait yogurt volume increased 6 percent for the quarter. Snacks volume rose 5 percent in the period. Volumes for the Baking Products division were flat for the period. Through the first six months, total U.S. retail unit volume was up 2 percent.

                                     -more-

         Although labor strikes at several major Southern California grocery store chains continue to hinder planned merchandising activities in those stores, overall consumer sales trends for the company's brands are good. Combined retail sales for the company's major product lines grew 4 percent in the quarter and 4 percent through the first half.

Bakeries and Foodservice Segment Results
----------------------------------------
Net sales for the company's Bakeries and Foodservice operation fell 2 percent in the second quarter to $471 million. Overall unit volume was down 3 percent, as weak shipments to foodservice distributors and bakery channel customers more than offset unit volume growth with convenience stores and in national restaurant accounts. Operating profit totaled $52 million, 2 percent above last year's second-quarter results, and sharply higher than in the previous three quarters as major manufacturing realignment activities were completed.

International Segment Results
-----------------------------
Net sales for General Mills' consolidated international businesses grew 19 percent to $386 million, reflecting broadly based unit volume growth and positive currency effects. Combined unit volume grew 4 percent, with every major geographic region reporting increases. Operating profits grew 46 percent led by strong performance from General Mills' Canadian business.

Joint Venture Summary
---------------------
Earnings from joint ventures grew 9 percent in the second quarter to $16 million after tax. Profits from the Cereal Partners Worldwide (CPW) joint venture with Nestle and our Snack Ventures Europe (SVE) joint venture with PepsiCo together totaled $14 million, up 40 percent versus a year ago. That profit growth reflected unit volume gains of 4 percent for SVE and

                                     -more-

12 percent for CPW. Unit volume for the Haagen-Dazs joint ventures in Asia grew 1 percent in the quarter. In addition, unit volume and national distribution levels continued to grow for 8th Continent soymilk, marketed by the company's joint venture with Dupont.

Corporate Items
---------------
Interest expense for the quarter totaled $127 million, down approximately $13 million from a year earlier due to lower rates. The company continues to estimate full-year interest expense of $500 to $530 million. The effective tax rate for the quarter was 35 percent, consistent with the company's 2004 expectations and last year's rate. Average diluted shares outstanding for the quarter were 383 million, approximately 2 percent higher than in the prior year's period. On Nov. 23, 2003, total basic shares outstanding were approximately 374 million.

Outlook
-------
Chairman and Chief Executive Officer Steve Sanger said, "While we achieved growth in unit volume, sales and earnings through the first half of the year, our volume trends weakened in the second quarter. Because of that, we see some risk to fully achieving our volume targets for the year, although we do believe the product innovation and marketing programs we have planned will result in stronger volume growth in the second half. In addition, we see supply-chain costs coming in above our original plans, due in large part to higher prices on key commodities such as wheat, oil, eggs and vanilla.

         "As a result, we are modifying our earnings guidance. Last June, we estimated fiscal 2004 diluted EPS would total $2.85 to $2.90. We now expect this year's EPS to total between $2.75 and $2.85. This range includes an estimated 10 cents of restructuring, other exit and merger-related costs, and represents growth of 13 to 17 percent from the $2.43 cents per share earned in fiscal 2003," Sanger said.

                                     -more-

         The company reaffirmed its plans to pay down $450 million of debt in fiscal 2004 as part of a longer-term goal of reducing net debt $2 billion by the end of fiscal 2006. In addressing the company's longer-term growth outlook, Sanger said, "We've said we expect compound EPS growth of at least 11 percent for the three-year period through fiscal 2006. With the revision we've made to this year's earnings forecast, our three-year compound growth may be lower when restructuring and merger-related costs are excluded. But we'd still expect our reported EPS to meet that 11 percent compound growth target over the three-year period."


General Mills will hold a briefing for investors today, December 17, 2003, beginning at 3:30 p.m. EDT. You may access the web cast from General Mills' corporate home page: www.generalmills.com.
                     --------------------


This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements, including the statements under the caption "Outlook" and statements made by Mr. Sanger, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future volume and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions and promotional spending levels of our competitors; product development and innovations; consumer acceptance of new products and product improvements; changes in customer demand for our products; changes in consumer behavior, trends and preferences; effectiveness of advertising, marketing and promotional programs; consumer perception of health-related issues including obesity; changes in purchasing and inventory levels of significant customers; acquisitions or disposals of businesses or assets; changes in capital structure; changes in laws and regulations, including changes in accounting standards; ability to successfully complete integration of the Pillsbury businesses and achieve synergies, cost savings and productivity improvements; economic conditions, including changes in inflation rates, interest rates or tax rates; benefit plan expenses due to changes in plan asset values and/or discount rates used to determine plan liabilities; fluctuation in the cost and availability of supply chain resources, including raw materials, packaging and energy; foreign economic conditions, including currency rate fluctuations; political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances.

                                      XXXX

                               GENERAL MILLS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                (Unaudited) (In Millions, Except per Share Data)


                                                             13 Weeks Ended                    26 Weeks Ended
                                                      ------------------------------     ----------------------------
                                                      November 23,      November 24,     November 23,    November 24,
                                                          2003             2002             2003             2002
                                                         ------           ------           ------           ------
Net Sales                                                $3,060           $2,953           $5,578           $5,315

Costs & Expenses:
        Cost of sales                                     1,797            1,711            3,271            3,060
        Selling, general and administrative                 677              685            1,268            1,269
        Interest, net                                       127              140              261              282
        Restructuring and other exit costs                    9               16                9               57
                                                         ------           ------           ------           ------

                 Total Costs and Expenses                 2,610            2,552            4,809            4,668
                                                         ------           ------           ------           ------

Earnings before Taxes and Earnings from Joint Ventures      450              401              769              647

Income Taxes                                                158              139              270              226

Earnings from Joint Ventures                                 16               14               36               31
                                                         ------           ------           ------           ------

Net Earnings                                             $  308           $  276           $  535           $  452
                                                         ======           ======           ======           ======

Earnings per Share - Basic                               $  .82           $  .75           $ 1.44           $ 1.23
                                                         ======           ======           ======           ======

Average Number of Shares - Basic                            374              368              373              368
                                                         ======           ======           ======           ======

Earnings per Share - Diluted                             $  .81           $  .73           $ 1.40           $ 1.20
                                                         ======           ======           ======           ======

Average Number of Shares - Assuming Dilution                383              377              383              376
                                                         ======           ======           ======           ======

Notes:

1 In the second quarter of fiscal 2004, we recorded restructuring and other exit costs of $9 million pretax, primarily related to plant closures in the Netherlands and Atwater, California. In the second quarter of fiscal 2003, we recorded $16 million pretax of restructuring and other exit costs, primarily related to exiting production at former Pillsbury facilities being closed. These costs were incurred pursuant to integration plans established in the first year following the acquisition date.

         There were no additional restructuring and other exit costs in the first half of fiscal 2004. In the first half of fiscal 2003, we recorded $57 million of restructuring and other exit costs which consisted of $41 million pretax associated with the closure of our St. Charles, Illinois plant and $16 million pretax, primarily related to exiting former Pillsbury facilities as described above.

2 During fiscal 2003, we reclassified certain expenses to more appropriately categorize items that are not clearly associated with production activity. Cost of sales decreased and selling, general and administrative expense increased by $57 million for the second quarter of fiscal year 2003 and by $94 million for the first six months of fiscal year 2003. In addition, certain items reported in the second quarter of fiscal 2003 as unusual items have been reclassified to restructuring and other exit costs ($16 million in the second quarter, $57 million in the first half), and to selling, general and administrative expense ($5 million in the second quarter, $19 million in the first half).

                               GENERAL MILLS, INC.
                               OPERATING SEGMENTS
                            (Unaudited) (In Millions)

                                                         13 Weeks Ended                  26 Weeks Ended
                                                 -----------------------------    ------------------------------
                                                 November 23,     November 24,    November 23,      November 24,
                                                    2003             2002             2003             2002
                                                   -------          -------          -------          -------
Net Sales:
      U.S. Retail                                  $ 2,203          $ 2,145          $ 3,926          $ 3,755
      Bakeries and Foodservice                         471              483              899              921
      International                                    386              325              753              639
                                                   -------          -------          -------          -------

              Total                                $ 3,060          $ 2,953          $ 5,578          $ 5,315
                                                   =======          =======          =======          =======

Operating Profit:
      U.S. Retail                                  $   541          $   494          $   940          $   855
      Bakeries and Foodservice                          52               51               81              104
      International                                     30               21               54               43
                                                   -------          -------          -------          -------

              Total                                    623              566            1,075            1,002

Unallocated corporate items                            (37)              (9)             (36)             (16)
Restructuring and other exit costs                      (9)             (16)              (9)             (57)
Interest, net                                         (127)            (140)            (261)            (282)
                                                   -------          -------          -------          -------

              Earnings before taxes and earnings
                from Joint Ventures                $   450          $   401          $   769          $   647
                                                   =======          =======          =======          =======

                               GENERAL MILLS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (In Millions)

                                            (Unaudited)      (Unaudited)
                                            ------------     ------------
                                            November 23,     November 24,         May 25,
                                               2003              2002              2003
                                            ------------     ------------        --------
ASSETS
Current Assets:
    Cash and cash equivalents                $    695          $  1,747          $    703
    Receivables                                 1,196             1,236               980
    Inventories                                 1,321             1,280             1,082
    Prepaid expenses and other                    177               155               184
    Deferred income taxes                         209               264               230
                                             --------          --------          --------
        Total Current Assets                    3,598             4,682             3,179
                                             --------          --------          --------

Land, Buildings and Equipment                   5,088             4,590             4,929
    Less accumulated depreciation              (2,075)           (1,867)           (1,949)
                                             --------          --------          --------
      Net Land, Buildings and Equipment         3,013             2,723             2,980
Goodwill                                        6,671             6,369             6,650
Other Intangible Assets                         3,619             3,611             3,622
Other Assets                                    1,878             1,891             1,796
                                             --------          --------          --------

Total Assets                                 $ 18,779          $ 19,276          $ 18,227
                                             ========          ========          ========

LIABILITIES AND EQUITY
Current Liabilities:
    Accounts payable                         $  1,296          $  1,499          $  1,303
    Current portion of debt                       246               100               105
    Notes payable                                 956             2,379             1,236
    Other current liabilities                     637               848               800
                                             --------          --------          --------
        Total Current Liabilities               3,135             4,826             3,444
Long-term Debt                                  7,817             7,480             7,516
Deferred Income Taxes                           1,711             1,734             1,661
Other Liabilities                               1,075             1,128             1,131
                                             --------          --------          --------
        Total Liabilities                      13,738            15,168            13,752
                                             --------          --------          --------

Minority Interests                                298               299               300

Stockholders' Equity:
    Common stock                                5,702             5,672             5,684
    Retained earnings                           3,409             2,818             3,079
    Less common stock in treasury              (4,077)           (4,250)           (4,203)
    Unearned compensation                         (48)              (55)              (43)
    Accumulated other comprehensive income       (243)             (376)             (342)
                                             --------          --------          --------
        Total Stockholders' Equity              4,743             3,809             4,175
                                             --------          --------          --------

Total Liabilities and Equity                 $ 18,779          $ 19,276          $ 18,227
                                             ========          ========          ========